Exhibit C(2)

April 5, 2004

Rod Schlosser

Executive Vice President

First Southern Bancshares, Inc.

102 South Court Street

Florence, Alabama 35630

Dear Mr. Schlosser:

Alex Sheshunoff & Co. Investment Company was engaged to consult with the Board of Directors as to the fair value of the common stock issued by First Southern Bancshares, Inc. (the “Company”) to be used by management in a possible offer to buy back shares. Attached are schedules prepared as part of our valuation process in which the fair value is estimated to be book value, or $0.75 per fully diluted share.

The market and income approaches were used in deriving this value. The market approach is based on a comparison of the Company to guideline companies. The guideline companies were determined to be those publicly traded banks in the southeastern U.S. with assets less than $300 million. Considering the status of the Company with regards to its agreement with the Federal Reserve Bank of Atlanta, the value of the Bank was set at book value. The income approach used multi-year discounts of relevant expected cash flows that were developed from financial projections provided by management. While these cash flows, discounted at 12%, imply a value of less than book, we have estimated the value of the Bank at book value.

The analysis and conclusions presented here are limited by the assumptions and conditions as stated below. This preliminary indication of value is provided solely for the confidential, internal use by management.

The Appraisal is based upon financial statements, projections and other information prepared by management and provided to Sheshunoff by the Company. Sheshunoff relied upon the accuracy and completeness of such information without independent verification and assumed it to be accurate in all material respects. Sheshunoff did not independently value any assets or liabilities of the Company or any of its subsidiaries and has not been furnished with appraisals. Sheshunoff did not review the Company’s loan portfolio as such an examination is beyond the scope of this appraisal assignment. The Appraisal conclusion is based upon management’s representations of the Company’s loan loss reserve adequacy and the loan portfolio asset quality as of the valuation date.

In certain of its analyses, Sheshunoff relied upon projections of the Company’s future financial performance prepared by the Company’s management. Sheshunoff assumed that the financial projections provided by the Company were reasonably prepared and reflect the best currently available estimates and judgments of management as to the Company’s future financial performance. Sheshunoff makes no representations or warranties as to the accuracy of such estimates. We make no representation or warranty on the accuracy of the Company’s projections or on its ability to meet its projected operating results.

Sheshunoff also used other publicly available information regarding the market for bank and bank holding company common stock as well as economic conditions nationally and in the Company’s market area. We believe such public information to be accurate, however, we cannot guarantee the accuracy of such information.

Sincerely,

Alex Sheshunoff & Co. Investment Company

FIRST SOUTHERN BANK

EXHIBIT I

YEAR-END BALANCE SHEETS

4/5/2004 11:52	1999	2000	2001	2002	2003Y	Changes 2002-2003Y		CAGR 1999-2003Y
(Thousands)						Dollar	Percent
Int-Bearing Deposits	$201	$521	$9,786	$2,574	$5,818	$3,244	126.0%	132.0%
Fed Funds Sold	—	—	—	—	—	—	0.0%	NA
Securities	9,620	9,730	16,089	15,482	12,711	(2,771)	-17.9%	7.2%
Ln&Lse: Net Unearned Income	157,218	144,766	96,400	72,098	72,265	167	0.2%	-17.7%

TOTAL EARNING ASSETS	$167,039	$155,017	$122,275	$90,154	$90,794	$640	0.7%	-14.1%
Allow for Loan & Lse Losses	(1,400)	(5,059)	(5,159)	(4,185)	(2,866)	1,319	-31.5%	19.6%
Cash & Due: Nonint-Bearing	5,672	6,937	4,444	4,443	4,282	(161)	-3.6%	-6.8%
Premises and Fixed Assets	3,663	3,412	2,807	2,352	2,346	(6)	-0.3%	-10.5%
Other Real Estate Owned	918	687	1,226	697	613	(84)	-12.1%	-9.6%
Goodwill	—	—	—	—	—	—	0.0%	NA
Other Intangible Assets	52	33	60	37	23	(14)	-37.8%	-18.4%
Other Assets	2,728	6,230	3,988	1,784	1,096	(688)	-38.6%	-20.4%

TOTAL ASSETS	$178,672	$167,257	$129,641	$95,282	$96,288	$1,006	1.1%	-14.3%

Demand Deposits	5,703	7,488	6,057	4,464	9,340	4,876	109.2%	13.1%
NOW ATS & Other Trans Acct	11,086	11,750	10,917	6,698	6,682	(16)	-0.2%	-11.9%
MMDA & Other Savings Accts	21,870	18,904	19,516	15,175	16,802	1,627	10.7%	-6.4%
Time Deposits < $100M	67,868	73,633	65,873	44,747	40,052	(4,695)	-10.5%	-12.4%
Time Deposits > $100M	21,631	19,741	16,489	10,108	9,453	(655)	-6.5%	-18.7%

TOTAL DEPOSITS	$128,158	$131,516	$118,852	$81,192	$82,329	$1,137	1.4%	-10.5%
Fed Funds Purch & Sec Sold	1,487	0	0	0	0	0	0.0%	NA
Other ST Borrowings	14,000	12,500	103	—	16	16	0.0%	-81.6%
Other LT Borrowings	19,777	13,014	5,759	5,738	5,700	(38)	-0.7%	-26.7%
Minority Interest	—	—	—	—	—	—	0.0%	NA
Other Liabilities	649	438	142	189	205	16	8.5%	-25.0%

TOTAL LIABILITIES	$164,071	$157,468	$124,856	$87,119	$88,250	$1,131	1.3%	-14.4%
Preferred Stock	—	—	—	—	—	—	0.0%	NA
FAS 115 (Other Comp Inc.)	(103)	(39)	(183)	114	(72)	(186)	-163.2%	NM
Common Equity (Excl. FAS 115)	14,704	9,828	4,968	8,049	8,110	61	0.8%	-13.8%

TOTAL COMMON EQUITY	$14,601	$9,789	$4,785	$8,163	$8,038	($125)	-1.5%	-13.9%

TOTAL EQUITY	14,601	9,789	4,785	8,163	8,038	($125)	-1.5%	-13.9%

TOTAL LIABS & EQUITY	$178,672	$167,257	$129,641	$95,282	$96,288	$1,006	1.1%	-14.3%

	—	—	—	—	—

FIRST SOUTHERN BANK

EXHIBIT I

COMMON SIZED BALANCE SHEET

(% of Assets)	1999	2000	2001	2002	2003Y	Average
Interest Bearing Deposits	0.1%	0.3%	7.5%	2.7%	6.0%	3.3%
Fed Funds Sold	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Securities	5.4%	5.8%	12.4%	16.2%	13.2%	10.6%
Ln&Lse: Net Unearned Income	88.0%	86.6%	74.4%	75.7%	75.1%	79.9%

TOTAL EARNING ASSETS	93.5%	92.7%	94.3%	94.6%	94.3%	93.9%
Allow for Loan & Lse Losses	-0.8%	-3.0%	-4.0%	-4.4%	-3.0%	-3.0%
Cash & Due: Nonint-Bearing	3.2%	4.1%	3.4%	4.7%	4.4%	4.0%
Premises and Fixed Assets	2.1%	2.0%	2.2%	2.5%	2.4%	2.2%
Other Real Estate Owned	0.5%	0.4%	0.9%	0.7%	0.6%	0.6%
Goodwill	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Other Intangible Assets	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Other Assets	1.5%	3.7%	3.1%	1.9%	1.1%	2.3%

TOTAL ASSETS	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Demand Deposits	3.2%	4.5%	4.7%	4.7%	9.7%	5.3%
NOW ATS & Other Trans Acct	6.2%	7.0%	8.4%	7.0%	6.9%	7.1%
MMDA & Other Savings Accts	12.2%	11.3%	15.1%	15.9%	17.4%	14.4%
Time Deposits < $100M	38.0%	44.0%	50.8%	47.0%	41.6%	44.3%
Time Deposits > $100M	12.1%	11.8%	12.7%	10.6%	9.8%	11.4%

TOTAL DEPOSITS	71.7%	78.6%	91.7%	85.2%	85.5%	82.6%
Fed Funds Purch & Sec Sold	0.8%	0.0%	0.0%	0.0%	0.0%	0.2%
Other ST Borrowings	7.8%	7.5%	0.1%	0.0%	0.0%	3.1%
Other LT Borrowings	11.1%	7.8%	4.4%	6.0%	5.9%	7.0%
Minority Interest	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Other Liabilities	0.4%	0.3%	0.1%	0.2%	0.2%	0.2%

TOTAL LIABILITIES	91.8%	94.1%	96.3%	91.4%	91.7%	93.1%
Perpetual Preferred Stock	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
FAS 115	-0.1%	0.0%	-0.1%	0.1%	-0.1%	0.0%
Common Equity	8.2%	5.9%	3.8%	8.4%	8.4%	7.0%

TOTAL COMMON EQUITY	8.2%	5.9%	3.7%	8.6%	8.3%	6.9%

TOTAL EQUITY	8.2%	5.9%	3.7%	8.6%	8.3%	6.9%

TOTAL LIABS & EQUITY	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

FIRST SOUTHERN BANK

EXHIBIT I

INCOME STATEMENT

	1999	2000	2001	2002	LTM 2003Y	Changes 2002 - 2003Y		CAGR 1999-2003Y
(Thousands)						Dollar	Percent
Interest Income - TE	$14,302	$14,497	$10,494	$6,791	$5,291	($1,500)	-22.1%	-22.0%
Interest Expense	7,101	7,883	6,393	3,271	1,879	(1,392)	-42.6%	-28.3%

NET INTEREST INCOME	$7,201	$6,614	$4,101	$3,520	$3,412	($108)	-3.1%	-17.0%
Provision	528	8,226	5,108	633	(288)	(921)	-145.5%	NA
Service Charges	228	253	185	174	182	8	4.6%	-5.5%
Fiduciary Fees	—	—	—	—	—	—	0.0%	NA
Other fee Income	117	125	(715)	1,788	129	(1,659)	-92.8%	2.5%
Other Non-Interest Income	200	106	108	97	82	(15)	-15.5%	-20.0%

NON-INTEREST INCOME	$545	$484	($422)	$2,059	393	($1,666)	-80.9%	-7.8%
Securities Gains (Losses)	—	—	(6)	116	55	(61)	-52.6%	NA
Salaries & Benefits	2,685	2,635	2,313	2,307	1,984	(323)	-14.0%	-7.3%
Premises & Fixed Assets	687	711	707	566	482	(84)	-14.8%	-8.48%
Amortization of Intangible Assets	31	19	—	—	—	—	0.0%	NA
Other Expense	1,569	1,655	3,135	1,685	1,441	(244)	-14.5%	-2.1%

TOTAL NON-INT EXPENSE	$4,972	$5,020	$6,155	$4,558	3,907	($651)	-14.3%	-5.8%

PRE-TAX INCOME	$2,246	($6,148)	($7,590)	$504	$241	($263)	-52.2%	-42.8%
Taxes & TE	871	(2,415)	1,589	54	5	(49)	-90.7%	-72.5%

INCOME BEFORE EXTRAS	$1,375	($3,733)	($9,179)	$450	$236	($214)	-47.6%	-35.6%
Extraordinary Items	—	—	—	—	—	—	0.0%	NA

NET INCOME	$1,375	($3,733)	($9,179)	$450	$236	($214)	-47.6%	-35.6%

S-Corp?	No	No	No	No	No
Preferred Dividends	$0	$0	$0	$0	$0	$0	0.0%	NA
Common Dividends	4,550	1,500	—	200	250	50	25.0%	-51.6%
FTE Employees	69	69	55	43	44	1	2.3%	-10.6%

FIRST SOUTHERN BANK

EXHIBIT I

COMMON SIZED INCOME STATEMENT

(% of Average Assets)	1999	2000	2001	2002	LTM 2003Y	Average
Interest Income	8.01%	8.38%	7.07%	6.04%	5.52%	7.01%
Interest Expense	3.98%	4.56%	4.31%	2.91%	1.96%	3.54%

NET INTEREST INCOME	4.03%	3.82%	2.76%	3.13%	3.56%	3.46%
Provision	0.30%	4.76%	3.44%	0.56%	-0.30%	1.75%
Service Charges	0.13%	0.15%	0.12%	0.15%	0.19%	0.15%
Fiduciary Fees	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Other fee income	0.07%	0.07%	-0.48%	1.59%	0.13%	0.28%
Other non-interest income	0.11%	0.06%	0.07%	0.09%	0.09%	0.08%

NON-INTEREST INCOME	0.31%	0.28%	-0.28%	1.83%	0.41%	0.51%
Security Gains (Losses)	0.00%	0.00%	0.00%	0.10%	0.06%	0.03%
Salaries & Benefits	1.50%	1.52%	1.56%	2.05%	2.07%	1.74%
Premises & Fixed Assets	0.38%	0.41%	0.48%	0.50%	0.50%	0.46%
Amortization of Intangible Assets	0.02%	0.01%	0.00%	0.00%	0.00%	0.01%
Other Expense	0.88%	0.96%	2.11%	1.50%	1.50%	1.39%

TOTAL NON-INT EXPENSE	2.79%	2.90%	4.15%	4.05%	4.08%	3.59%

PRE-TAX INCOME	1.26%	-3.55%	-5.11%	0.45%	0.25%	-1.34%
Taxes & TE	0.49%	-1.40%	1.07%	0.05%	0.01%	0.04%

NET INCOME	0.77%	-2.16%	-6.18%	0.40%	0.25%	-1.38%

MEMO: Est. Average Assets	$178,469	$172,965	$148,449	$112,462	$95,785

FIRST SOUTHERN BANK

EXHIBIT I

LOANS

						Changes 2002-2003Y		CAGR 1999-2003Y
(Thousands)	1999	2000	2001	2002	2003Y	Dollar	Percent
Commercial & Industrial	$36,271	$27,521	$17,287	$11,470	$9,877	($1,593)	-13.9%	-27.8%
Commercial Real Estate	30,529	31,243	24,622	18,064	18,734	670	3.7%	-11.5%
Construction & Land Development	13,901	11,264	6,901	4,650	4,032	(618)	-13.3%	-26.6%
Residential Real Estate	60,769	58,360	37,955	28,932	31,681	2,749	9.5%	-15.0%
Agricultural & Farm	4,188	5,763	4,234	4,863	3,549	(1,314)	-27.0%	-4.1%
Consumer	11,560	10,615	5,401	4,119	4,392	273	6.6%	-21.5%
Other Loans & Unearned Income	—	—	—	—	—	—	NA	NA

LN&LSE: NET UNEARN INCOME	$157,218	$144,766	$96,400	$72,098	$72,265	$167	0.2%	-17.7%

(% of Gross Loans)	1999	2000	2001	2002	2003Y	Average
Commercial & Industrial	23.1%	19.0%	17.9%	15.9%	13.7%	17.9%
Commercial Real Estate	19.4%	21.6%	25.5%	25.1%	25.9%	23.5%
Construction & Land Development	8.8%	7.8%	7.2%	6.4%	5.6%	7.2%
Residential Real Estate	38.7%	40.3%	39.4%	40.1%	43.8%	40.5%
Agricultural & Farm	2.7%	4.0%	4.4%	6.7%	4.9%	4.5%
Consumer	7.4%	7.3%	5.6%	5.7%	6.1%	6.4%
Other Loans	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

GROSS LOANS	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

FIRST SOUTHERN BANK

EXHIBIT I

CREDIT QUALITY

						Changes 2002-2003Y
ASSET QUALITY	1999	2000	2001	2002	2003Y	Dollar	Percent
(Thousands)
Total Loans 90+ Past Due	$1,567	$1,400	$1,395	$535	$245	($290)	-54.2%

Total Loans Nonaccrual	$683	$2,294	$11,727	$6,841	$3,764	($3,077)	-45.0%
Total Loans Restructured	—	311	—	—	—	—	NA

NON-PERFORMING LOANS*	$683	$2,605	$11,727	$6,841	$3,764	($3,077)	-45.0%
Other Real Estate Owned	918	687	1,226	697	613	(84)	-12.1%

NON-PERFORMING ASSETS*	$1,601	$3,292	$12,953	$7,538	$4,377	($3,161)	-41.9%

						Average
ASSET QUALITY RATIOS
90+ Past Due as % of Loans	1.00%	0.97%	1.45%	0.74%	0.34%	0.90%

Non-Accrual Loans as % of Loans	0.43%	1.58%	12.16%	9.49%	5.21%	5.78%
Total Loans Restr. as % of Loans	0.00%	0.21%	0.00%	0.00%	0.00%	0.04%

NPL’s as % of LOANS	0.43%	1.80%	12.16%	9.49%	5.21%	5.82%

NPA’s as % of Loans and OREO	1.01%	2.26%	13.27%	10.36%	6.01%	6.58%
NPA’s as % of Assets	0.90%	1.97%	9.99%	7.91%	4.55%	5.06%
ALLOWANCE - LLR
Period-end	$1,400	$5,059	$5,159	$4,185	$2,866
% of Non-Performing Assets	87.45%	153.68%	39.83%	55.52%	65.48%
% of Non-Performing Loans	204.98%	194.20%	43.99%	61.18%	76.14%
% of Loans	0.89%	3.49%	5.35%	5.80%	3.97%

	1999	2000	2001	2002	LTM 2003Y
NET CHARGE-OFFS
Total Charge-offs	$704	$4,665	$5,388	$2,495	$1,509
Total Recoveries	135	98	380	888	478

Net Charge-offs	$569	$4,567	$5,008	$1,607	$1,031

Total Loans	$157,218	$144,766	$96,400	$72,098	$72,265

Net Charge-Offs / Loans	0.36%	3.15%	5.20%	2.23%	1.43%

*	Nonperforming loans and assets do not include Loans 90 Days Past Due

FIRST SOUTHERN BANK

EXHIBIT I

Key Ratios

	1999	2000	2001	2002	LTM 2003Y	Averages
Growth Rates
Asset Growth	0.2%	-6.4%	-22.5%	-26.5%	1.1%
Loan Growth	2.6%	-7.9%	-33.4%	-25.2%	0.2%
Deposit Growth	-0.3%	2.6%	-9.6%	-31.7%	1.4%
Income Growth	-13.1%	-371.5%	145.9%	-104.9%	-47.6%
Balance Sheet
Assets / FTE	$2,589	$2,424	$2,357	$2,216	$2,188	$2,355
Total Equity / Assets	8.17%	5.85%	3.69%	8.57%	8.35%	6.93%
Common Equity / Assets	8.17%	5.85%	3.69%	8.57%	8.35%	6.93%
T. Common Equity / T. Assets	8.15%	5.83%	3.65%	8.53%	8.33%	6.90%
Tier 1 Capital Ratio	8.23%	5.88%	3.83%	8.45%	8.42%	6.96%
Loans / Deposits	122.68%	110.07%	81.11%	88.80%	87.78%	98.09%
Liquidity Ratio	7.37%	10.71%	23.48%	17.97%	18.82%	15.67%
Income Statement
ROAA	0.77%	-2.16%	-6.18%	0.40%	0.25%	-1.38%
ROACE	8.56%	-30.61%	-125.96%	6.95%	2.91%	-27.63%
Efficiency Ratio	64.19%	70.72%	167.30%	81.70%	102.68%	97.32%
Net Interest Margin (TE)	4.30%	4.11%	2.96%	3.31%	3.77%	3.69%
Effective Tax Rate	38.78%	39.28%	-20.94%	10.71%	2.07%	13.98%
Dividend Payout Ratio	330.91%	-40.18%	0.00%	44.44%	105.93%	88.22%
Yield on Earning Assets	8.53%	9.00%	7.57%	6.39%	5.85%	7.47%
Cost of Interest Bearing Liabilities	3.24%	5.13%	4.77%	3.25%	2.33%	3.74%

Yield / Cost Spread	5.29%	3.87%	2.80%	3.14%	3.52%	3.72%
7.00% Tangible Capital Ratio Calcs
Target 7.00% Capital	$12,503	$11,706	$9,071	$6,667	$6,739
Excess Common Equity / (Deficiency)	$2,046	($1,950)	($4,346)	$1,459	$1,276

EXHIBIT II

Valuation Summary

Aggregate Value of First Southern Bank

December 31, 2003

			(Millions)
Summary Financials as of December 31, 2003:
Tangible Assets			$96.3
Tangible Common Equity			$8.0
Net Income			$0.2
Projected Income - 2004			$1.4

Market Approach
Price/Tangible Book Valuation at estimated price/tangible book ratio:
• Tangible Book Value of $8.0.million x Price/Book Multiple of 1.30x			$10.4
• 7.00% Equity of $6.7 million x Multiple of 1.2x + Excess Equity of $1.3 million			$9.4

Price/Earnings Valuation at estimated price/earnings ratio
• LTM Net Income as of December 31, 2003 of $0.24 million x P/E 10.00x			$2.4
• Projected 2004 Income of $1.40 x P/E 9.00x			$12.6

Income Approach
Discounted Cash Flow Method (Discount Rate of 12.00%)
• Optimum Equity Flows			$6.5

ESTIMATED MARKETABLE MINORITY VALUE (Millions)			$8.0

	12/31/2003 Market Multiples		Value Multiples
COMPARATIVE VALUATION RATIOS
Common Book	1.67	x	1.00	x
Tangible Common Book	1.76	x	1.00	x
7.00% Book	1.95	x	1.00	x
Last Twelve Months Net Income	21.09	x	34.06	x
Projected Income - 2004	NA		5.75	x
Total Assets	15.19%		8.35%

Exhibit III

First Southern Bank

Summary of Projected Financials

(Thousands)	Base 2003	2004	2005	2006	2007	2008
PROJECTIONS
Asset Growth	1.06%	7.40%	20.00%	5.00%	5.00%	5.00%
Target Total Assets	$96,288	$103,417	$124,100	$130,305	$136,820	$143,661
Average Assets	$95,785	$99,853	$113,759	$127,203	$133,563	$140,240
ROAA	0.25%	1.40%	0.58%	0.44%	0.55%	0.55%

NET INCOME	$236	$1,397	$662	$558	$734	$771
Preferred Dividends	—	—	—	—	—	—

INCOME TO COMMON	$236	$1,397	$662	$558	$734	$771
Common Dividends	250	—	—	—	—	—

RETAINED EARNINGS	($14)	$1,397	$662	$558	$734	$771

Total Common Equity	$8,038	$9,435	$10,097	$10,655	$11,389	$12,160
Intangibles	23	23	23	23	23	23
Trust Preffered Debt	—	—	—	—	—	—

TANGIBLE CAPITAL	$8,015	$9,412	$10,074	$10,632	$11,366	$12,137

RATIOS
Common Income Growth	-47.56%	491.95%	-52.61%	-15.71%	31.54%	5.00%
Common Dividend Payout Ratio	105.93%	0.00%	0.00%	0.00%	0.00%	0.00%
T. Equity / T. Assets	8.33%	9.10%	8.12%	8.16%	8.31%	8.45%

Exhibit III

First Southern Bank

Summary of Projected Financials

Optimum Dividend Paying Capacity

(Thousands)	Base 2003	2004	2005	2006	2007	2008
PROJECTIONS
Asset Growth	1.06%	5.98%	20.23%	5.00%	4.88%	4.89%
Target Total Assets	$96,288	$102,047	$122,694	$128,826	$135,109	$141,713
Average Assets	$95,785	$99,167	$112,370	$125,760	$131,968	$138,411
ROAA	0.25%	1.38%	0.54%	0.40%	0.51%	0.51%

NET INCOME	$236	$1,370	$608	$502	$672	$699
Preferred Dividends	—	—	—	—	—	—

INCOME TO COMMON	236	1,370	608	502	672	699
Optimum Dividends[3]	250	1,370	36	72	232	237

RETAINED EARNINGS	($14)	$0	$572	$429	$440	$462

Total Common Equity	$8,038	$8,038	$8,610	$9,039	$9,479	$9,941
Intangibles	23	23	23	23	23	23
Trust Preffered Debt	—	—	—	—	—	—

TANGIBLE CAPITAL	$8,015	$8,015	$8,587	$9,016	$9,456	$9,918

OPTIMUM DIVIDENDS
Excess Equity / (Deficiency)	$1,371	$939	$0	$0	$0	$0
Cumulative Change in Dividends[4]	NA	1,370	1,406	1,479	1,711	1,948
Earnings Adjustment at 6.0%	NA	(27)	(54)	(56)	(62)	(71)
RATIOS
Common Income Growth	-47.56%	480.63%	-55.64%	-17.46%	33.89%	4.10%
Common Dividend Payout Ratio	105.93%	100.00%	5.91%	14.44%	34.53%	33.90%
T. Equity / T. Assets	8.33%	7.86%	7.00%	7.00%	7.00%	7.00%

DISCOUNTED CASH FLOW[2]	Present Value	2004	2005	2006	2007	2008	Terminal Value[1]
Projected Max Dividends		$1,370	$36	$72	$232	$237	$8,004
Discount Factors @ 12.00%		0.9449	0.8437	0.7533	0.6726	0.6005	0.6005

NET PRESENT VALUE	$6,484	$1,295	$30	$55	$156	$142	$4,806

[1]	Capitalization of projected income = (Earnings year 5 x (1+long term growth)/(discount rate - long term growth). Long-Term Growth estimated at 3.0%

[2]	Net present value factors are calculated using the mid-year convention method.

[3]	Assumption that dividends paid periodically throughout the year

[4]	This is the cumulative difference between management's projected dividends and optimum dividends

Exhibit IV

First Southern Bancshares

Financial and Market Summary of Banks

In the Southeast Region of the U.S.

with Assets Less than $300 Million

				Stock Price as of 12/31/03	Change Since 12/31/02	Pricing Multiples						LTM Growth Rates
Company	City	ST	Ticker			Book (x)	Tangible Book (x)	7% T. Book (x)	LTM EPS (x)	Assets (%)	Deposits (%)	Asset (%)	Loan (%)	Deposit (%)	Income (%)
Atlantic BancGroup Inc.	Jacksonville Beach	FL	ATBC	18.49	70.68%	1.78	1.78	2.00	23.41	15.85%	20.34%	28.67%	32.67%	32.53%	15.71%
Bank of McKenney	McKenney	VA	BOMK	12.50	25.00%	1.65	1.65	2.09	18.66	19.37%	23.21%	22.82%	14.96%	20.04%	118.12%
Bank of South Carolina Corp.	Charleston	SC	BKSC	14.00	38.86%	2.00	2.00	2.50	20.59	20.97%	23.64%	12.77%	7.15%	17.79%	2.42%
Bank of Wilmington	Wilmington	NC	BKWW	11.90	76.30%	1.54	1.54	2.00	17.50	12.47%	24.29%	17.28%	16.45%	4.00%	59.65%
BOE Financial Services of VA	Tappahannock	VA	BSXT	27.25	41.48%	1.41	1.46	1.63	13.36	13.91%	15.86%	0.20%	-1.52%	1.57%	35.07%
Carolina Bank Holdings Inc.	Greensboro	NC	CLBH	15.30	44.89%	1.47	1.47	1.57	24.68	12.63%	15.62%	32.75%	34.01%	26.11%	91.35%
CCF Holding Co.	Jonesboro	GA	CCFH	22.50	32.28%	1.68	1.68	1.65	13.98	11.18%	13.24%	12.13%	19.88%	10.01%	20.44%
Commonwealth Bankshares Inc.	Norfolk	VA	CWBS	19.00	69.19%	1.87	1.87	1.75	13.19	11.27%	14.31%	25.59%	33.73%	20.99%	51.85%
Community Capital Bancshares	Albany	GA	ALBY	12.00	8.11%	1.51	1.88	1.86	27.27	12.68%	16.33%	50.31%	46.82%	43.28%	14.64%
Crescent Financial Corp.	Cary	NC	CRFN	11.33	49.65%	1.65	1.95	2.03	21.38	14.53%	18.19%	43.57%	90.71%	34.59%	34.77%
First Community Corp.	Lexington	SC	FCCO	21.75	63.53%	1.78	1.85	2.07	19.25	16.16%	18.76%	11.56%	26.43%	9.74%	22.75%
First National Bancshares Inc.	Bradenton	FL	FBMT	23.31	22.56%	2.11	2.11	2.26	21.58	16.77%	19.93%	28.27%	30.59%	37.97%	-15.11%
First WV Bancorp Inc.	Wheeling	WV	FWV	24.50	17.22%	1.63	1.78	1.83	14.94	13.18%	15.48%	7.10%	9.34%	4.62%	-3.15%
FirstFed Bancorp Inc.	Bessemer	AL	FFDB	8.74	10.63%	1.12	1.20	1.25	51.41	10.69%	13.74%	6.62%	32.21%	4.55%	100.50%
Jacksonville Bancorp Inc.	Jacksonville	FL	JAXB	16.40	37.47%	1.79	1.79	1.86	24.12	13.60%	15.18%	47.24%	52.78%	47.60%	71.92%
Monarch Bank	Chesapeake	VA	MNRK	16.00	NA	1.58	1.58	1.90	48.48	17.24%	22.18%	40.63%	45.85%	31.47%	49.58%
Pinnacle Bancshares Inc.	Jasper	AL	PLE	16.67	42.11%	1.36	1.39	1.47	10.90	12.49%	14.48%	-3.91%	-12.41%	-5.32%	20.52%
Shore Financial Corp.	Onley	VA	SHBK	16.55	68.45%	1.69	1.74	2.06	16.39	17.36%	21.47%	19.01%	23.90%	8.75%	16.37%
Southcoast Financial Corp.	Mt. Pleasant	SC	SOCB	21.00	102.13%	1.69	1.69	2.29	20.79	22.26%	33.87%	48.74%	61.42%	27.22%	48.69%
Southern Community Bank & Trst	Midlothian	VA	SCBV	12.40	61.04%	1.56	1.68	2.07	310.00	18.44%	22.03%	47.54%	115.90%	53.30%	NA
Southwest Georgia Financial	Moultrie	GA	SGB	22.75	21.33%	1.75	1.87	2.57	23.45	23.47%	31.59%	5.35%	-12.90%	0.90%	-31.14%
Waccamaw Bankshares Inc.	Whiteville	NC	WBNK	27.24	NA	2.99	3.24	3.61	24.99	26.22%	32.73%	17.21%	20.04%	14.56%	28.74%

		Maximum			102.13%	2.99	3.24	3.61	310.00	26.22%	33.87%	50.31%	115.90%	53.30%	118.12%
		Minimum			8.11%	1.12	1.20	0.94	10.90	10.69%	13.24%	-3.91%	-12.90%	-5.32%	-31.14%
		Average			45.15%	1.71	1.78	1.97	35.47	16.03%	19.88%	23.70%	31.27%	20.28%	35.89%
		Median			41.80%	1.67	1.76	1.95	21.09	15.19%	18.48%	20.92%	28.51%	18.91%	28.74%

First Southern Bank	Florence	AL		NA	NA	1.00	1.00	1.00	34.06	8.35%	9.76%	1.06%	0.23%	1.40%	-47.56%

*	Multiples are calculated on a price prior to discounts

Exhibit IV

First Southern Bancshares

Financial and Market Summary of Banks

In the Southeast Region of the U.S.

with Assets Less than $300 Million

	Balance Sheet Ratios							Profitability Ratios						Asset Quality
Company	Total Assets ($000’s)	Assets / FTE ($000’s)	Common Equity/ Assets	T. Com Equity/ T. Assets	Tier 1 Capital Ratio	Loans/ Deposits	Deposits >$100k/ Deposits	Return on Avg. Assets	Return Avg. Com. Equity	Efficiency Ratio	Yield on Earning Assets	Cost of Funds	Net Interest Margin	NPA’s / Assets	NPL’s/ Loans	LLR/ NPA’s	LLR/ Loans
Atlantic BancGroup Inc.	145,571	3,097	8.88%	8.88%	7.54%	87.74%	14.80%	0.78%	7.80%	70.15%	5.91%	1.96%	4.36%	0.00%	0.00%	NA	1.23%
Bank of McKenney	124,317	2,143	11.71%	11.71%	11.80%	83.08%	10.30%	1.16%	9.04%	70.82%	6.64%	2.01%	5.02%	0.06%	0.08%	NA	1.04%
Bank of South Carolina Corp.	187,342	3,022	10.49%	10.49%	10.31%	75.38%	8.87%	1.09%	9.72%	70.62%	4.80%	0.72%	4.33%	0.07%	0.10%	907%	0.95%
Bank of Wilmington	129,785	NA	12.88%	12.88%	12.90%	98.08%	16.23%	0.89%	10.38%	73.63%	5.80%	2.19%	3.93%	0.67%	0.83%	192%	1.60%
BOE Financial Services of VA	231,717	NA	9.89%	9.54%	8.84%	78.96%	11.31%	1.05%	10.87%	59.86%	6.35%	2.20%	4.45%	NA	NA	NA	1.33%
Carolina Bank Holdings Inc.	226,911	5,042	8.62%	8.62%	9.91%	94.01%	21.52%	0.57%	6.10%	67.55%	5.18%	2.25%	3.29%	0.16%	0.13%	607%	1.25%
CCF Holding Co.	295,660	2,712	6.65%	6.65%	7.93%	92.55%	12.61%	0.84%	12.59%	69.02%	6.15%	2.14%	4.24%	0.61%	0.67%	150%	1.17%
Commonwealth Bankshares Inc.	318,295	3,498	6.03%	6.03%	7.80%	114.17%	18.86%	0.91%	14.75%	65.52%	7.43%	3.66%	4.24%	1.24%	0.99%	64%	1.09%
Community Capital Bancshares	158,729	2,645	8.38%	6.86%	8.48%	88.94%	16.67%	0.51%	6.38%	76.10%	6.01%	2.42%	3.83%	1.55%	1.45%	86%	1.93%
Crescent Financial Corp.	273,714	4,277	8.82%	7.54%	10.44%	99.15%	21.79%	0.79%	8.25%	64.81%	5.53%	2.44%	3.64%	0.06%	0.07%	NA	1.52%
First Community Corp.	215,029	NA	9.07%	8.75%	8.68%	65.32%	15.26%	0.88%	9.48%	65.80%	5.27%	1.56%	4.02%	0.04%	0.07%	NA	1.41%
First National Bancshares Inc.	277,232	3,600	7.94%	7.94%	7.75%	88.45%	8.25%	0.91%	10.15%	67.73%	5.70%	1.66%	4.28%	0.48%	0.64%	157%	1.00%
First WV Bancorp Inc.	284,111	2,841	8.11%	7.45%	6.90%	60.64%	9.91%	0.91%	11.51%	58.46%	5.34%	2.00%	3.61%	0.74%	1.43%	109%	1.57%
FirstFed Bancorp Inc.	194,211	2,398	9.55%	8.98%	8.72%	91.67%	13.71%	0.21%	2.15%	82.19%	5.32%	2.45%	2.94%	2.32%	0.21%	31%	1.02%
Jacksonville Bancorp Inc.	176,867	5,360	7.58%	7.58%	7.61%	96.29%	21.82%	0.64%	7.80%	62.85%	5.81%	2.48%	3.74%	NA	0.48%	NA	1.10%
Monarch Bank	184,036	2,592	10.93%	10.93%	11.05%	94.88%	20.44%	0.35%	3.33%	84.93%	5.13%	2.51%	3.24%	0.00%	0.00%	NA	1.12%
Pinnacle Bancshares Inc.	208,574	2,065	9.32%	9.18%	10.90%	60.23%	29.08%	1.13%	12.44%	56.19%	5.64%	2.03%	3.69%	0.84%	0.67%	84%	1.37%
Shore Financial Corp.	196,550	2,849	10.28%	10.01%	9.62%	89.50%	9.22%	1.11%	10.64%	59.71%	5.52%	2.22%	3.63%	0.28%	0.39%	363%	1.41%
Southcoast Financial Corp.	252,872	3,665	13.21%	13.21%	17.52%	121.85%	19.38%	0.79%	10.43%	64.61%	6.17%	2.62%	3.87%	0.04%	0.01%	NA	1.18%
Southern Community Bank & Trst	115,060	NA	11.81%	11.09%	11.13%	97.76%	19.23%	0.07%	0.51%	88.38%	NA	2.66%	3.65%	0.29%	0.36%	339%	1.23%
Southwest Georgia Financial	246,153	2,032	13.40%	12.68%	12.95%	53.10%	14.12%	1.03%	7.46%	58.11%	6.10%	1.89%	4.57%	0.90%	1.04%	106%	2.41%
Waccamaw Bankshares Inc.	193,207	NA	8.78%	8.15%	10.19%	93.39%	23.92%	1.13%	12.84%	50.60%	5.93%	2.48%	3.77%	0.39%	0.48%	295%	1.53%

Maximum	318,295	5,360	13.40%	13.21%	17.52%	121.85%	29.08%	1.16%	14.75%	88.38%	7.43%	3.66%	5.02%	2.32%	1.45%	907%	2.41%
Minimum	115,060	1,984	6.03%	6.03%	6.98%	53.10%	8.25%	0.07%	0.51%	50.60%	4.80%	0.72%	2.94%	0.00%	0.00%	31%	0.95%
Average	210,725	3,078	9.65%	9.32%	9.95%	87.51%	16.24%	0.81%	8.87%	67.61%	5.81%	2.21%	3.92%	0.54%	0.48%	249%	1.34%
Median	202,562	2,841	9.20%	8.93%	9.76%	90.59%	15.75%	0.89%	9.60%	66.68%	5.81%	2.21%	3.85%	0.34%	0.39%	153%	1.24%

First Southern Bank	96,288	2,188	8.35%	8.33%	8.42%	87.78%	11.48%	0.25%	2.91%	102.68%	5.85%	2.33%	3.77%	4.55%	5.21%	65%	3.97%

EXHIBIT V

Fair Market Value of

a Minority Interest in

the Outstanding Common Stock of

First Southern Bancshares

	(Millions)
Reported Investment in Subsidiary	$8.0
Increase to Appraised Value	(0.0)

ADJUSTED SUBSIDIARY VALUE	$8.0
Other Assets	1.4

TOTAL ASSETS	$9.4
Debt at Holding Company	8.0
Other Liabilities	0.3
Preferred Stock	—

TOTAL LIABILITIES	$8.3

ADJUSTED COMPANY EQUITY	$1.1

PER SHARE CALCULATIONS & DISCOUNTS
Adjusted Company Equity	$1,122,000
Company Shares Outstanding	1,490,421

UNDISCOUNTED VALUE PER SHARE	$0.75
Discount for Lack of Marketability at 0.00%	0.00

FAIR MARKET VALUE OF THE SHARES	$0.75

NON-MARKETABLE MINORITY BENCHMARKS
Discounted Cash Flow of Projected Dividends	$0.00
1st Quarter 2004 Weighted Average Trading Price	$1.31
VALUATION MULTIPLES
FMV to BHC Book Value	1.00	x
FMV to BHC Earnings	NM

*	This exhibit must be read in conjunction with the report to which it is attached and is expressly limited to the Shares described in the report and may not be used or relied upon for any other purpose without the permission of Sheshunoff.